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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                    CONSUMERS POWER COMPANY FINANCING I
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    (Exact name of registrant as specified in its Declaration of Trust)


        DELAWARE                                     38-6660663
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(State of Incorporation                           (I.R.S. Employer
or Organization)                                  Identification No.)


c/o     Consumers Power Company
        212 West Michigan Avenue
        Jackson, Michigan                                   49201
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(Address of Principal Executive Offices)                  (Zip Code)


                          CONSUMERS POWER COMPANY
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(Exact name of registrant as specified in its Restated Articles of
Incorporation)


        MICHIGAN                                     38-0442310
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(State of Incorporation                           (I.R.S. Employer
or Organization)                                  Identification No.)


        212 West Michigan Avenue
        Jackson, Michigan                                   49201
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(Address of Principal Executive Offices)                  (Zip Code)


If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of
securities and is effective upon         debt securities and is to become
filing  pursuant to General              effective simultaneously with the
Instruction A(c)(1), please              effectiveness of a concurrent
check the following box.  ___            registration statement under the
                                         Securities Act of 1933 pursuant
                                         to General Instruction A(c)(2),
                                         please check the following
                                         box.  ___

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class to be registered
        -------------------              ------------------------------

Consumers Power Company                  The New York Stock Exchange,
Financing I _____%                          Inc.
Trust Originated Preferred Securities
(and the Guarantee by Consumers Power
Company with respect thereto)



Securities to be registered pursuant to Section 12(g) of the Act:

                                   NONE

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                             (Title of Class)
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              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

        The securities to be registered hereby are _____% Trust Originated Preferred Securities (the "Preferred Securities'), of Consumers Power Company Financing I ("CPCo Financing"), a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of CPCo Financing and are guaranteed by Consumers Power Company ("Consumers"), a Michigan corporation, to the extent set forth in the form of the Preferred Securities Guarantee Agreement by Consumers to the Bank of New York, as Preferred Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit (4)-7 to the Registration Statement on Form S-3 (the "Registration Statement") of CPCo Financing and Consumers (Registration No's. 33-63949 and 33-63949-01) filed with the Securities and Exchange Commission on November 3, 1995.
The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus which form a part of the Registration Statement. The Prospectus, the Prospectus Supplement and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2. Exhibits

        The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of CPCo Financing are registered. Accordingly, the following Exhibits required in accordance with Part II to the Instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated and is incorporated herein by reference.

Exhibit
Number          Description and Method of Filing
-------         --------------------------------

(4)-1   Certificate of Trust of          Filed as Exhibit (4)-1 to
        Consumers Power Company          Registration Statement of
        Financing I                      Consumers Power Company and
                                         Consumers Power Company
                                         Financing I (Reg. No. 33-63949
                                         and 33-63949-01).

(4)-2   Form of Amended and Restated     Filed as Exhibit (4)-2 to
        Declaration of Trust of          Registration Statement of
        Consumers Power Company          Consumers Power Company and
        Financing I                      Consumers Power Company
                                         Financing I (Reg. No. 33-63949
                                         and 33-63949-01).

(4)-3   Form of Subordinated Debt        Filed as Exhibit (4)-3 to
        Securities Indenture between     Registration Statement of
        Consumers Power Company and      Consumers Power Company
        Bank of New York, as Trustee     and Consumers Power Company
                                         Financing I (Reg. No. 33-63949
                                         and 33-63949-01).

(4)-4   Form of Supplemental Indenture   Filed as Exhibit (4)-4 to
        to Subordinated Debt Securities  Registration Statement of
        Indenture to be used in          Consumers Power Company and
        connection with the issuance of  Consumers Power Company
        of Subordinated Debt Securities  Financing I (Reg. No. 33-63949
        and Preferred Securities         and 33-63949-01).

(4)-5   Form of Preferred Security       Filed as Exhibit (4)-5 to
        (contained in the Form of        Registration Statement of
        Amended and Restated             Consumers Power Company
        Declaration of Trust of          and Consumers Power Company
        Consumers Power Company          Financing I (Reg. No. 33-63949
        Financing I)                     and 33-63949-01).

(4)-6   Form of Subordinated Debt        Filed as Exhibit (4)-6 to
        Security (contained in the       Registration Statement of
        Form of Supplemental Indenture)  Consumers Power Company and
                                         Consumers Power Company
                                         Financing I (Reg. No. 33-63949
                                         and 33-63949-01).

(4)-7   Form of Guarantee Agreement      Filed as Exhibit (4)-7 to
        with respect to the              Registration Statement of
        Preferred Securities             Consumers Power Company and
                                         Consumers Power Company
                                         Financing I (Reg. No. 33-63949
                                         and 33-63949-01).

(99)    The Prospectus                   Filed as part of the Registration
                                         Statement of Consumers Power
                                         Company and Consumers Power
                                         Company Financing I (Reg.
                                         No. 33-63949 and 33-63949-01).
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                                 SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                 CONSUMERS POWER COMPANY FINANCING I



                                 By:   /s/ A M Wright
                                     ---------------------------
                                     Alan M. Wright, Trustee



                                 By:   /s/ Thomas A. McNish
                                     ---------------------------
                                     Thomas A. McNish, Trustee



                                 By:   /s/ Doris F. Galvin
                                     ---------------------------
                                     Doris F. Galvin, Trustee


                                 CONSUMERS POWER COMPANY



                                 By:       /s/ Thomas A. McNish
                                     ---------------------------
                                 Name:   Thomas A. McNish
                                 Title:  Vice President and Secretary

December 18, 1995
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